EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of PocketSpec Technologies Inc. of our report dated April 28, 2002 relating to the consolidated financial statements of PocketSpec Technologies Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.



/s/ Cordovano and Harvey,P.C.
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Cordovano and Harvey,P.C.


DENVER, COLORADO
August 08, 2002